Exhibit 3(a)

CERTIFICATE OF INCORPORATION

OF

XEROX CREDIT CORPORATION

1. The name of the corporation is XEROX CREDIT CORPORATION

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) Common shares, all such Common shares to be without par value.

5. The name and mailing address of the incorporator is as follows:

Name	Address
Martin S. Wagner	Xerox Corporation Stamford, Connecticut 06904

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of director is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of June, 1980.

/s/ Martin S. Wagner
Martin S. Wagner
Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

XEROX CREDIT CORPORATION

We, WILLIAM J. MONTGOMERY, President, and IRA M. DANSKY, Assistant Secretary, of XEROX CREDIT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY as follows:

FIRST: That the Board of Directors of said corporation, at a meeting duly called and held and at which a quorum was acting throughout, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED: That Article “4” of the Certificate of Incorporation of Xerox Credit Corporation be amended to read in its entirety as follows:

“4. The total number of shares of Stock which the corporation shall have authority to issue is two thousand (2,000) Common shares, all such Common shares to be without par value.”

SECOND: That in lieu of a meeting and vote of stockholders, Xerox Corporation, the sole stockholder of Xerox Credit Corporation, has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this Certificate this 4th day of September, 1980, hereby declaring and certifying, under penalties of perjury, that this is our act and deed and the facts herein stated are true.

/s/ William J. Montgomery
President

Attest:

/s/ Ira M. Dansky
Assistant Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

XEROX CREDIT CORPORATION

PURSUANT TO SECTION 242 FO THE GENERAL CORPORATIONLAW OF THE STATE

OF DELAWARE

We, Kenneth A. Linger, Vice President, and Martin S. Wagner, Secretary, of Xerox Credit Corporation, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY

as follows:

FIRST: That said Xerox Credit Corporation was originally incorporated on June 23, 1980.

SECOND: That the Directors of Xerox Credit Corporation adopted by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, That the Certificate of Incorporation of the Corporation is hereby amended to add Article 10, to read as follows:

“No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.”

THIRD: That in lieu of a special meeting and vote of the stockholders, the sole stockholder of Xerox Credit Corporation has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendment has been duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate as of this 31st day of August, 1988, hereby declaring and certifying, under penalties of perjury, that this is our act and deed and the facts herein stated are true.

/s/ Kenneth A. Linger
Vice President

Attest:

/s/ Martin S. Wagner
Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is XEROX CREDIT CORPORATION

2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on September 15, 1986.

/s/ Kenneth A. Linger
Vice President

Attest:

/s/ Martin S. Wagner
Secretary

CERTIFICATE OF CORRECTlON OF

CERTIFICATE OF OWNERSHIP AND MERGER

OF

CAPITAL AND FINANCIAL OUTSOURCING SERVICES, INC.

INTO

XEROX CREDIT CORPORATION

It is hereby certified that:

1.The name of the corporation (hereinafter called the “corporation”) is XEROX CREDIT CORPORATION.

2. The Certificate of Ownership and Merger of Capital and Financial Outsourcing Services, Inc. into Xerox Credit Corporation, which was filed by the Secretary of State of Delaware on December 17, 1993, is hereby corrected.

3. The inaccuracy to be corrected in said instrument is as follows: In Paragraph “SECOND”, the date the Board of Directors of the corporation adopted the resolutions authorizing the merger was “December 8, 1993”, not “December 14, 1991” as stated.

4. The portion of the instrument in corrected form is as follows:

“SECOND: The Board of Directors of the Company, by their unanimous written consent dated as of December 8, 1993, duly adopted resolutions authorizing the merger of CFOS into the Company, pursuant to Section 253 of the Delaware General Corporation Law (“DGCL”), with the Company as the surviving corporation of said merger (the “Surviving Corporation”). A true, correct and complete copy of such resolutions is attached hereto as Exhibit A, and such resolutions have not been amended, modified or rescinded and are in full force and effect on the date hereof.

Signed and attested to on March 2, 1994.

/s/ David R. McClellan
David R. McLellan, Vice President

Attest:

/s/ Martin S. Wagner
Martin S. Wagner, Secretary

CERT1FICATE OF OWNERSHIP AND MERGER

OF

CIRCLE BUSINESS CREDIT, INC.

INTO

XEROX CREDIT CORPORATION

PURSUANT TO SECTIONS 103 AND 253 OF THE

DELAWARE GENERAL CORPORATION LAW

XEROX CREDIT CORPORATION, a Delaware corporation (the “Company”), DOES HEREBY CERTIFY:

FIRST: The Company owns all of the outstanding shares of Common Stock, par value $1.00 per share, of Circle Business Credit, Inc., a Delaware corporation (“CBC”), which is the only class of capital stock of CBC outstanding on the date hereof.

SECOND: The Board of Directors of the Company, by their unanimous written consent dated as of December 10, 1991 (as amended by a unanimous written consent dated April 27, 1992), duly adopted resolutions authorizing the merger of CBC into the Company, pursuant to Section 253 of the Delaware General Corporation Law, with the Company as the surviving corporation of said merger (the “Surviving Corporation”). A true, correct and complete copy of such resolutions is attached hereto as Exhibit A, and such resolutions have not been amended, modified or rescinded (except as therein specified) and are in full force and effect on the date hereof

THIRD: Pursuant to the resolutions adopted by the Board of Directors of the Company authorizing said merger, the Certificate of Incorporation of the Company, as in effect immediately prior to said merger, shall be the Certificate of Incorporation of the Surviving Corporation.

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be signed by its duly authorized officers this 30th day of April, 1992.

XEROX CREDIT CORPORATION

By:	/s/ David Roe
Name: David Roe
Title: Vice President

ATTEST:

By:	/s/ Douglas H. Marshall
Name: Douglas H. Marshall
Title: Assistant Secretary

RESOLUTIONS ADOPTED

BY

THE BOARD OF DIRECTORS

OF

XEROX CREDIT CORPORATION

WHEREAS, the Company owns 100% of the outstanding shares of Common Stock, par value $1.00 per share (“Common Stock”), of Circle Business Credit, Inc., a Delaware corporation (“CBC”), which is the only class of capital stock of CBC outstanding on the date hereof, and

WHEREAS, the Board of Directors of the Company considers that, in light of the company’s decision to exit the third party leasing business and in order to centralize management control, effect operating efficiencies and administrative streamlining, it is in the best interests of the Company and its stockholders that CBC be merged into the Company pursuant to Section 253 of the Delaware General Corporation Law (‘DGCL’) and in a form which satisfies Section 368(a)(1)A of the Internal Revenue Code of 1986 (as amended).

NOW, THEREFORE, in order to effect such merger, be it hereby:

RESOLVED: That on and as of the Effective Date (as hereinafter defined), CBC be merged into the Company, pursuant to Section 253 of DGCL (the “Merger”), with the Company as the surviving corporation of the Merger (the “Surviving Corporation”).

RESOLVED: That the effective date of the Merger shall be as of May 1, 1992 (the “Effective Date”).

RESOLVED: That upon the Merger, each outstanding share of Common Stock of CBC owned by the Company shall be cancelled and retired and cease to exist.

RESOLVED: That the Certificate of Incorporation and By-Laws of the Company, each as in effect immediately prior to the Merger, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

RESOLVED: That the directors of the Company immediately prior to the Merger shall be the initial directors of the Surviving Corporation, each to hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the By-Laws of the Surviving Corporation.

RESOLVED: That the Chairman of the Board, the President, any Vice President, the Secretary and any Assistant Secretary of the Company (the “proper officers”) hereby are, and each of them hereby is, authorized to execute and acknowledge in the name and on behalf of the Company a Certificate of Ownership and Merger, setting forth, among other things, a copy of these resolutions and the date of their adoption;

and that, upon the receipt of all requisite consents, certificates and documents from third parties, the proper officers, or any one of them, be and they hereby are, authorized in the name and on behalf of the Company to cause such executed and acknowledged Certificate of Ownership and Merger to be filed in the Office of the Secretary of State of the State of Delaware and to cause a certified copy of such Certificate of Ownership and Merger to be recorded in the Office of the Recorder of Deeds of Kent County, all in accordance with Sections 103 and 253 of DGCL.

RESOLVED: That, anything herein or elsewhere to the contrary notwithstanding, the Merger may be terminated or abandoned, or any terms or conditions of the Merger may be amended, by the Board of Directors of the Company at any time prior to the filing of said Certificate of Ownership and Merger with the Secretary of State of Delaware, all in accordance with Section 253(d) of DGCL.

RESOLVED: That the proper officers, or any one of them, be and they hereby are authorized to do or cause to be done all such acts and things and to make, execute and deliver, or cause to be made, executed arid delivered, all such agreements, amendments, documents, instruments and certificates, in the name and on behalf of the Company or otherwise, as any proper officer may determine to be necessary or advisable to carry out fully the purposes of the foregoing resolutions, the doing of such acts or things and the making, execution and delivery of any such agreements, amendments, documents, instruments or certificates to be conclusive evidence of such determination.